UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 6, 2010
LogMeIn, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-34391 (Commission File Number)	20-1515952 (IRS Employer Identification No.)

500 Unicorn Park Drive
Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781)-638-9050
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation of Director
     On August 6, 2010, Kenneth D. Cron resigned from the Board of Directors of LogMeIn, Inc. (the “Company”), effective immediately. Mr. Cron’s decision to resign was not related to a disagreement with the Company over any of its operations, policies or practices.
Election of Director
     On August 9, 2010, the Company’s Board of Directors elected Michael J. Christenson as a director to fill the vacancy created by Mr. Cron’s resignation. Mr. Christenson has been designated as a class II director and will serve until the Company’s 2011 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.
     Mr. Christenson has been a Managing Director at Allen & Company, a New York investment bank, since June 2010. From April 2006 to May 2010, Mr. Christenson served as the President and Chief Operating Officer of CA, Inc., an IT management software and solutions company. From February 2005 to April 2006, Mr. Christenson served as CA, Inc.’s Executive Vice President of Strategy and Business Development. Prior to joining CA, Inc., Mr. Christenson held a number of leadership positions at Citigroup Global Markets, Inc., from 1987 to 2004. Mr. Christenson was recommended to the Board of Directors by the Company’s Nominating and Corporate Governance Committee, in accordance with the provisions of its charter. The Company believes Mr. Christenson’s qualifications to serve on the Board of Directors include his extensive investment banking background and experience in the software industry.
     There are currently no arrangements or understandings between Mr. Christenson and any other person pursuant to which Mr. Christenson was selected as a director. Mr. Christenson has also been named to serve on the Nominating and Corporate Governance Committee of the Board of Directors. There are currently no transactions in which Mr. Christenson has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     In accordance with the Company’s director compensation policy, Mr. Christenson will receive an annual retainer of $20,000 for his service as a director, an additional annual fee of $2,500 for service on the Nominating and Corporate Governance Committee and reimbursement for any out-of-pocket expenses incurred in connection with attending the Company’s board and committee meetings.
     In accordance with the Company’s 2009 stock incentive plan, Mr. Christenson will be granted an option to purchase 60,000 shares of the Company’s common stock at the next regularly scheduled meeting of the Company’s Board of Directors. The option will have an exercise price that represents the fair market value of the Company’s common stock on the date of grant and will vest as to 12.5% of the shares underlying the option every three months after the date of grant, subject to Mr. Christenson’s continued service as a director. In the event of a change of control of the Company, the vesting schedule of this option will accelerate in full.
     The full text of the press release issued by the Company on August 10, 2010 in connection with Mr. Christenson’s election as a director of the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press release entitled “Michael Christenson Named to LogMeIn’s Board of Directors,” issued by the Company on August 10, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC
Date: August 10, 2010	By:	/s/ Michael K. Simon
Michael K. Simon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release entitled “Michael Christenson Named to LogMeIn’s Board of Directors,” issued by the Company on August 10, 2010.